EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY

Name	State of Incorporation/Organization	Collectors Universe Ownership Percentage

Lyn Knight Currency Auction, Inc.	Delaware	100%
Odyssey Publications	California	100%